                   OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.
                            ARTICLES OF AMENDMENT

         Oppenheimer Quest Capital Value Fund, Inc., a Maryland corporation
(the "Corporation") having its principal office in the State of Maryland in
Baltimore City, hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST:  All references to Oppenheimer Quest Capital Value Fund, Inc.
in the Articles of Incorporation of the Corporation, are changed to
Oppenheimer Equity Income Fund, Inc.

         SECOND:  These Articles of Amendment have been duly authorized and approved by a majority of the entire Board of Directors of the Corporation and pertain solely to an amendment that may be made without shareholder approval as permitted by Maryland General Corporation Law section 2-605;

         THIRD:  These Articles of Amendment do not increase the authorized stock of the corporation.

         FOURTH:  These Articles of Amendment shall be effective as of the
1st day of August, 2007.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be executed by its President and to be witnessed by its
Assistant Secretary as of this 16th day of July, 2007.

                                    Oppenheimer Quest Capital Value Fund, Inc.

                                    By:   /s/ John V. Murphy
                                          John V. Murphy
                                          President
WITNESS:

By:   /s/ Lisa Bloomberg
      Lisa Bloomberg
      Assistant Secretary

         The undersigned President, who executed on behalf of the Corporation these Articles of Amendment, of which this certificate is made a part, hereby acknowledges them to be the act of the Corporation and verifies and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects.

Dated:  July 16, 2007

                                          /s/ John V. Murphy
                                          John V. Murphy
                                          President